Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                (203) 356-4424
                                                       investor@asburyauto.com

                                                        Reporters May Contact:
                                                                   David Shein
                                                             RFBinder Partners
                                                                (212) 994-7514
                                                      david.shein@rfbinder.com


                        Asbury Automotive Group Announces
                       Decision in Arbitration Proceeding


STAMFORD, Conn., November 4, 2003 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that a decision has been rendered in a private arbitration proceeding relating to amounts claimed by the Estate of Brian E. Kendrick.

Mr. Kendrick, the Company's former Chief Executive Officer, died in October 2001. The arbitration panel unanimously concluded that the Company had fully satisfied its obligations under Mr. Kendrick's Employment Agreement when it tendered the 2001 bonus payment of $525,000 and 17,876 shares of stock in early 2002, and no further amounts are due the Estate. The Estate had sought damages in excess of $30 million in connection with alleged oral agreements and oral amendments to Mr. Kendrick's written employment agreement.

The payment has been previously reserved for this purpose, and accordingly will not have an impact on Asbury's reported financial results.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 95 retail auto stores, encompassing 137 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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